                                                                    EXHIBIT 23.5

               Consent of Towers, Perrin, Forster & Crosby, Inc.


       We hereby consent to the naming of, and references to, our firm in the Joint Proxy Statement and Prospectus forming part of this Registration Statement on Form S-4 of BancTec, Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.


Dated August 24, 1995                    Towers, Perrin, Forster & Crosby, Inc.


                                         By: __________________________
                                             Principal